Exhibit 4.3

OFFICE OF THE SECRETARY OF STATE
CERTIFICATE OF MERGER
WHEREAS, NOMAC DRILLING, L.L.C.
a limited liability company organized under the laws of the State of OKLAHOMA, has filed in the office of the Secretary of State duly authenticated evidence of a merger whereby said limited liability company is the survivor, as provided by the laws of the State of Oklahoma.
NOW THEREFORE,I, the undersigned Secretary of State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this Certificate evidencing such merger.
IN TESTIMONY WHEREOF, I have hereunto set my hand and caused to be affixed the Great Seal of the State of Oklahoma.
Filed in the City of Oklahoma City this 20th day of October, 2011, .
Secretary Of State

FILED - Oklahoma Secretary of State 10/20/2011 11:24
CERTIFICATE OF MERGER OF YOST, L.L.C. INTO NOMAC DRILLING, L.L.C.
Pursuant to Section 2054 of the Oklahoma Limited Liability Company Act,
Nomac Drilling, L.L.C., as the surviving limited liability company, hereby states and certifies as follows:
1. The name and jurisdiction of formation of each of the domestic limited liability companies which are to merge are:
Name Jurisdiction
Nomac Drilling, L.L.C. Oklahoma
Yost, L.L.C. Oklahoma
2. An agreement of merger has been approved and executed by Yost, L.L.C. and Nomac Drilling, L.L.C.
3. The name of the surviving domestic limited liability company is Nomac Drilling, L.L.C.
4. The articles of organization of the surviving limited liability company shall be the articles of organization of Nomac Drilling, L.L.C.
5. The effective date of the merger will be October 20, 2011, the date of filing of this Certificate of Merger with the Oklahoma Secretary of State.
6. The agreement of merger is on file at the principal place of business of Nomac Drilling, L.L.C. at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118.
7. A copy of the agreement of merger will be furnished by Nomac Drilling, L.L.C. on request and without cost, to any person holding an interest in Yost, L.L.C. or Nomac Drilling, L.L.C.
IN WITNESS WHEREOF, Nomac Drilling, L.L.C., as the surviving limited liability company, has caused this Certificate of Merger to be executed this 20th day of October, 2011.
10/20/2011 11:15 AM OKLAHOMA SECRETARY OF STATE
NOMAC DRILLING, L.L.C., an Oklahoma limited liability company
By: Jennifer M. Grigsby, Senior Vice President
SOS
17884410002

FILED - Oklahoma Secretary of State 09/21/2011 12:13

CERTIFICATE OF MERGER OF BRONCO EXPLORATION AND PRODUCTION LLC, SADDLEBACK PROPERTIES, L.L.C., SADDLEBACK DRILLING, L.L.C., HAYS TRUCKING, INC. D/B/A CLYDESDALE TRUCKING, BRONCO MENA MANAGEMENT LLC AND BRONCO MENA SERVICES LLC INTO NOMAC DRILLING, L.L.C.

Pursuant to Section 2054 of the Oklahoma Limited Liability Company Act and Title 8, Section 264(c) of the Delaware General Corporation Law,

Nomac Drilling, L.L.C., as the surviving limited liability company, hereby states and certifies as follows:

1. The name, type and jurisdiction of formation or incorporation of the entities which are to merge are:

Name	Entity Type	Jurisdiction
Nomac Drilling, L.L.C.	limited liability company	Oklahoma
Bronco Exploration and Production LLC	limited liability company	Oklahoma
Saddleback Properties, L.L.C.	limited liability company	Oklahoma
Saddleback Drilling, L.L.C.	limited liability company	Oklahoma
Hays Trucking, Inc. d/b/a Clydesdale Trucking	corporation	Oklahoma
Bronco MENA Management LLC	limited liability company	Delaware
Bronco MENA Services LLC	limited liability company	Delaware

2. An agreement of merger has been approved and executed by Bronco Exploration and Production LLC, Saddleback Properties, L.L.C., Saddleback Drilling, L.L.C., Hays Trucking, Inc. d/b/a Clydesdale Trucking, Bronco MENA Management LLC, Bronco MENA Services LLC and Nomac Drilling, L.L.C.

3. The name of the surviving domestic limited liability company is Nomac Drilling, L.L.C.

4. The Articles of Organization of the surviving limited liability company shall be the Articles of Organization of Nomac Drilling, L.L.C.

5. The agreement of merger is on file at the principal place of business of Nomac Drilling, L.L.C. at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118.

SOS

Certificate of Merger
Oklahoma

17705420002

6. A copy of the agreement of merger will be furnished by Nomac Drilling, L.L.C. on request and without cost, to any stockholder of Hays Trucking, Inc. d/b/a Clydesdale Trucking or any person holding an interest in Bronco Exploration and Production LLC, Saddleback Properties, L.L.C., Saddleback Drilling, L.L.C., Bronco MENA Management LLC, Bronco MENA Services LLC or Nomac Drilling, L.L.C.
IN WITNESS WHEREOF, Nomac Drilling, L.L.C., as the surviving limited liability company, has caused this Certificate of Merger to be executed this 20th day of September, 2011.
NOMAC DRILLING, L.L.C., an Oklahoma limited liability company
Jennifer M. Grigsby, Senior Vice President
By: Jennifer M. Grigsby, Senior Vice President
Certificate of Merger Oklahoma

OFFICE OF THE SECRETARY OF STATE
CERTIFICATE OF MERGER
WHEREAS, NOMAC DRILLING, L.L.C.
a limited liability company organized under the laws of the State of OKLAHOMA, has filed in the office of the Secretary of State duly authenticated evidence of a merger whereby said limited liability company is the survivor, as provided by the laws of the State of Oklahoma.
NOW THEREFORE, I, the undersigned Secretary of State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this Certificate evidencing such merger.
IN TESTIMONY WHEREOF, I have hereunto set my hand and caused to be affixed the Great Seal of the State of Oklahoma.
Filed in the City of Oklahoma City this 21st day of September, 2011, .
Secretary Of State

FILED - Oklahoma Secretary of State 07/12/2011 15:01 CERTIFICATE OF MERGER OF BRONCO DRILLING COMPANY, INC. INTO NOMAC DRILLING, L.L.C. Pursuant to Section 2054 of the Oklahoma Limited Liability Company Act and Title 8, Section 264(c) of the Delaware General Corporation Law, Nomac Drilling, L.L.C., as the surviving limited liability company, hereby states and certifies as follows: 1. The name and jurisdiction of formation or organization of the domestic limited liability company and the foreign corporation which are to merge are: Jurisdiction of Name Formation/Organization Nomac Drilling, L.L.C. Oklahoma Bronco Drilling Company, Inc. Delaware 2. An agreement of merger has been approved and executed by Bronco Drilling Company, Inc. and Nomac Drilling, L.L.C. 3. The name of the surviving domestic limited liability company is Nomac Drilling, L.L.C. 4. The Articles of Organization of the surviving limited liability company shall be the Articles of Organization of Nomac Drilling, L.L.C, 5. The agreement of merger is on file at the principal place of business of Nomac Drilling, L.L.C. at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118. 6. A copy of the agreement of merger will be furnished by Nomac Drilling, L.L.C. on request and without cost, to any stockholder of Bronco Drilling Company, Inc. or any person holding an interest in Nomac Drilling, L.L.C. IN WITNESS WHEREOF, Nomac Drilling, L.L.C., as the surviving limited liability company, has caused this Certificate of Merger to be executed this 12th day of July 2011. NOMAC DRILLING, L.L.C., an Oklahoma limited liability company By: Jennifer M. Grigsby Senior Vice President 07/12/2011 02:43 PM OKLAHOMA SECRETARY OF STATE
SOS 17278480002

OFFICE OF THE SECRETARY OF STATE CERTIFICATE OF MERGER WHEREAS, NOMAC DRILLING, L.L.C. a limited liability company organized under the laws of the State of OKLAHOMA, has filed in the office of the Secretary of State duly authenticated evidence of a merger whereby said limited liability company is the survivor, as provided by the laws of the State of Oklahoma. NOW THEREFORE, I, the undersigned Secretary of State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this Certificate evidencing such merger. IN TESTIMONY WHEREOF, I have hereunto set my hand and caused to be affixed the Great Seal of the State of Oklahoma. Filed in the City of Oklahoma City this 12th day of July, 2011, . Secretary Of State

FILED - Oklahoma Secretary of State 10:59 03/01/2011 10:43 AM OKLAHOMA SECRETARY OF STATE SOS 16361090002 CERTIFICATE OF MERGER OF FORREST RIG COMPANY, L.L.C. AND FORREST TOP DRIVE, L.L.C. INTO NOMAC DRILLING, L.L.C. Pursuant to Section 2054 of the Oklahoma Limited Liability Company Act Nomac Drilling, L.L.C., as the surviving limited liability company, hereby states and certifies as follows: 1) The name and jurisdiction of organization of each of the domestic limited liability companies which are to merge is: Name of Limited Liability Company Jurisdiction of Organization Forrest Rig Company, L.L.C. Oklahoma Forrest Top Drive, L.L.C. Oklahoma Nomac Drilling, L.L.C. Oklahoma 2) An agreement of merger has been approved and executed by the domestic limited liability companies which are to merge. 3) Nomac Drilling, L.L.C. is the surviving limited liability company of the merger. 4) The articles of organization of Nomac Drilling, L.L.C., as in effect immediately prior to the merger, shall be the articles of organization of the surviving limited liability company. 5) The operating agreement of Nomac Drilling, L.L.C. as in effect immediately prior to the merger, shall be the operating agreement of the surviving limited liability company until duly amended in accordance with its terms and applicable law. 6) The executed agreement of merger is on file at the principal place of business of the surviving limited liability company at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118. 7) A copy of the agreement of merger will be furnished by Nomac Drilling, L.L.C., on request and without cost, to any member of Forrest Rig Company, L.L.C., Forrest Top Drive, L.L.C. or Nomac Drilling, L.L.C.

IN WITNESS WHEREOF, Nomac Drilling, L.L.C., as the surviving limited liability company, has caused this Certificate of Merger to be executed this 28th day of February, 2011.
NOMAC DRILLING , L.L.C. an Oklahoma limited liability company
By Jennifer M. Grigsby, Senior Vice President

OFFICE OF THE SECRETARY OF STATE CERTIFICATE OF MERGER WHEREAS, NOMAC DRILLING, L.L.C.
a limited liability company organized under the laws of the State of OKLAHOMA, has filed in the office of the Secretary of State duly authenticated evidence of a merger whereby said limited liability company is the survivor, as provided by the laws of the State of Oklahoma. NOW THEREFORE, I, the undersigned Secretary of State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this Certificate evidencing such merger. IN TESTIMONY WHEREOF, I have hereunto set my hand and caused to be affixed the Great Seal of the State of Oklahoma. Filed in the City of Oklahoma City this 1st day of March, 2011, . Secretary Of State

05/01/2008 02:08 PM
OKLAHOMA SECRETARY OF STATE

FILED - Oklahoma Secretary of State #3512178330 05/01/2008 14:34

SOS

9403330002

ARTICLES OF CONVERSION
OF
NOMAC DRILLING CORPORATION
TO
NOMAC DRILLING, L.L.C.

To: Oklahoma Secretary of State

Nomac Drilling Corporation., a corporation formed under the laws of the State of Oklahoma, for the purpose of converting to Nomac Drilling, L.L.C., an Oklahoma limited liability company, pursuant to Section 2054.1 of Title 18 of the Oklahoma Statutes, does hereby submit the following:

1. Date Business Entity First Formed. The date on which Nomac Drilling Corporation was first formed is February 7, 2001.

2. Name of Business Entity Prior to Filing Articles of Conversion. The name of the business entity immediately prior to the filing of these Articles of Conversion is Nomac Drilling Corporation.

3. Name of Limited Liability Company. The name of the limited liability company as set forth in its Articles of Organization is Nomac Drilling, L.L.C.

4. Director and Shareholder Approval. This conversion has been duly approved by the Board of Directors and the sole shareholder of Nomac Drilling Corporation.

5. Articles of Organization. Attached hereto are the Articles of Organization of Nomac Drilling, L.L.C.

6. Compliance With Section 1090.5. Nomac Drilling Corporation and Nomac Drilling, L.L.C. intend that these Articles of Conversion also constitute a Certificate of Conversion pursuant to Section 1090.5 of Title 18 of the Oklahoma Statutes.

IN WITNESS WHEREOF, Nomac Drilling Corporation has caused these Articles of Conversion to be executed by its Senior Vice President and attested by its Assistant Secretary this 30th day of April, 2008.

ATTEST:

Anita Brodrick

Anita Brodrick, Assistant Secretary

NOMAC DRILLING CORPORATION, an Oklahoma corporation

By: Martha A. Burger

Martha A. Burger, Senior Vice President

ARTICLES OF CONVERSION OF
NOMAC DRILLING CORPORATION
W:\WORD\COMPLIANCE\CORPORATE\COMPANIES\NOMAC DRILLING\ARTICLES OF CONVERSION TO AN LLC (00190856).DOC

ARTICLES OF ORGANIZATION OF
NOMAC DRILLING, L.L.C.
The undersigned, as sole organizer of a limited liability company, does hereby adopt the following Articles of Organization of Nomac Drilling, L.L.C., pursuant to the Oklahoma Limited Liability Company Act, as amended from time to time (the “Act”):
1. Name. The name of the company is Nomac Drilling, L.L.C. (the “Company”).
2. Term. The Company will commence on the date of filing of these Articles of Organization with the Secretary of State of Oklahoma and will continue perpetually until: (1) the dissolution of the Company in accordance with the Act, or (2) the dissolution of the Company in accordance with the provisions of any agreement (the “Operating Agreement”) among the members of the Company as to the affairs of the Company or the conduct of the Company’s business.
3. Purpose. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act.
4. Principal Location. The address of the Company’s principal place of business in the State of Oklahoma is 6100 North Western Avenue, Oklahoma City, Oklahoma 73118.
5. Resident Agent. The name of the Company’s resident agent in the State of Oklahoma is The Corporation Company with an address at 735 First National Building, 120 North Robinson, Oklahoma City, Oklahoma 73102.
6. Management. The Company will be managed by one or more managers as provided in the Operating Agreement. Such managers will have the continuing exclusive authority to manage and conduct the business of the Company subject to the restrictions set forth in the Operating Agreement.
7. Limitation of Liability. The members and managers of the Company will not be liable to the Company or its members for monetary damages for the breach of any fiduciary duty or any duty under the Act except personal liability for (a) the breach of the duty of loyalty to the Company or the Company’s members; (b) acts or omissions by such manager or member which are not in good faith, involve intentional misconduct or involve a knowing violation of law; or (c) any transaction for which the manager or the member derived an improper personal benefit. No amendment or repeal of this paragraph 7 will apply to or have any effect on the liability or alleged liability of any member or manager for or with respect to any acts or omissions of such member or manager occurring prior to such amendment or repeal.
8. Indemnity. The Company will indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil,
ARTICLES OF ORGANIZATION OF
NOMAC DRILLING, L.L.C.

criminal, administrative or investigative by reason of the fact that such person is or was a manager, member, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, manager, employee or agent of another corporation, partnership, joint venture or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company. The termination of any such proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent will not create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company. With respect to a suit by or in the right of the Company to procure a judgment in its favor the right of indemnification under this paragraph will be limited to the same extent as derivative actions on behalf of a corporation under the Oklahoma General Corporation Act. Each person is entitled, without demand on the Company or any action by the Company, to enforce the foregoing indemnity in an action at law against the Company. The foregoing right of indemnification is not exclusive of any rights to which any such person may now or hereafter be otherwise entitled.
THE UNDERSIGNED has executed these Articles of Organization this 30th day of
April, 2008.
Martha A. Burger, Senior Vice President

ARTICLES OF ORGANIZATION OF
NOMAC DRILLING, L.L.C.

OFFICE OF THE SECRETARY OF STATE CERTIFICATE OF CONVERSION WHEREAS, NOMAC DRILLING, L.L.C. a domestic limited liability company organized under the laws of the State of OKLAHOMA has filed in the office of the Secretary of State duly authenticated evidence of a conversion, as provided by the laws of the State of Oklahoma. NOW THEREFORE, I, the undersigned Secretary of State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this Certificate evidencing such conversion. IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma. Filed in the city of Oklahoma City this 1st day of May, 2008. Secretary of State